Exhibit 10.2
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXECUTION COPY
PATENT LICENSE AGREEMENT
          This Patent License Agreement (the “Patent License Agreement”), dated as of June 9, 2009 (the “Effective Date”), is by and among Purdue Pharma L.P., a Delaware limited partnership, The P.F. Laboratories, Inc., a New Jersey corporation, and Purdue Pharmaceuticals L.P., a Delaware limited partnership (the foregoing are individually and collectively referred to for purposes of this Patent License Agreement as the “Purdue Companies”), and KV Pharmaceutical Company, a Delaware corporation (“KV”, and together with its Affiliates referred to for purposes of this Patent License Agreement as “KVCO”). The Purdue Companies, on the one hand, and KV, on the other hand, are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Settlement Agreement entered into by the Parties on the date hereof (the “Settlement Agreement”).
WITNESSETH:
          WHEREAS, the Purdue Companies are the owners of United States patent number 5,508,042 (the “’042 Patent”), relating to and protecting controlled-release oxycodone products, including the product OxyContin®, a controlled-release oxycodone product marketed and sold under NDA No. 20-553 (“OxyContin®”); and
          WHEREAS, the Purdue Companies and KV are involved in litigation, Civil Action No. 07 Civ. 3972, Civil Action No. 07 Civ. 3973 and Civil Action No. 07 Civ. 4810 (SHS) (collectively, the “Action”) in the United Stated District Court for the Southern District of New York (the “District Court”) (Civil Action Nos. 07 Cir. 3972 and 07 Cir. 3973 were originally pending in the United States District Court for the District of Delaware as Civil Action Nos. 07-CV-0032-_ _ _ and 07-CV-0077-_ _ _, but were transferred by the Judicial Panel on Multidistrict Litigation, In re OxyContin Antitrust Litigation, Docket

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No. 1603, as of May 17, 2007), concerning, inter alia, the validity and enforceability of the ’042 Patent, as well as the infringement by KV of the ’042 Patent resulting from KV requesting approval (“FDA Approval”) from the United States Food and Drug Administration (the “FDA”) of certain generic versions of controlled-release oxycodone products through its submission of Abbreviated New Drug Application No. 78-506 (collectively with all amendments and supplements thereto, the “KV ANDA”); and
          WHEREAS, in the Action, certain of the Purdue Companies have asserted claims against KV and KV has asserted claims and counterclaims against the Purdue Companies and certain of their Affiliates, including violations of federal and state antitrust and anticompetition laws, which the Parties now seek to resolve without further litigation; and
          WHEREAS, the Purdue Companies and KV have entered into the Settlement Agreement, to resolve the Action and as a result of and pursuant to the Settlement Agreement, the Purdue Companies desire to grant to KV certain limited license rights under the ’042 Patent to manufacture, use, offer to sell and sell generic versions of certain dosage strengths of controlled-release oxycodone products that are specifically described in the KV ANDA in the United States (collectively, the “KV Products”).
          NOW THEREFORE, the Parties agree as follows:
          1. License Grant; Royalty.
(a) Subject to the terms and conditions of this Patent License Agreement, the Purdue Companies hereby grant to KVCO a limited, non-exclusive, royalty-bearing, non-transferable (except in conjunction with an assignment of this Patent License Agreement in accordance with Section 11 of this Patent License Agreement) license (the “License”) of limited duration under the ’042 Patent to make, have made, use, offer to Sell (as defined below) and Sell, in the United States, up to an aggregate of *** bottles, subject to the reductions set forth below (the “Maximum Number of Bottles”), of the generic versions of 10 mg, 15 mg, 20 mg, 30 mg, 40 mg, 60 mg and 80 mg dosage strengths of the KV Products, allocated among the dosage strengths in the manner set forth in Schedule 1 hereto under “Maximum Total Number of Bottles During

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License Term.” Each bottle (a “Bottle”) shall contain 100 tablets. In no event will KVCO be permitted to sell, in the aggregate, tablets containing more than *** kilograms of Oxycodone API, subject to the reductions set forth below, pursuant to the License (the “Maximum Kilos”). The term of the License (the “License Term”) shall commence on the Effective Date (the “License Commencement Date”) and, unless the License is terminated earlier pursuant to Section 10 hereof, shall terminate upon the earliest to occur of: (i) the date on which KVCO has Sold *** Bottles, (ii) the date on which KVCO has Sold, in the aggregate, tablets containing *** kilograms of Oxycodone API and (iii) ***; provided, however, that (A) if as of ***, KVCO has Sold fewer than *** Bottles and, in the aggregate, tablets containing less than *** kilograms of Oxycodone API, the License Term shall be extended to the earliest to occur of (1) the date on which KVCO has Sold *** Bottles, (2) the date on which KVCO has Sold, in the aggregate, tablets containing *** kilograms of Oxycodone API and (3) ***; (B) if as of ***, KVCO has Sold fewer than *** Bottles and, in the aggregate, tablets containing less than *** kilograms of Oxycodone API, the License Term shall be extended to the earliest to occur of (1) the date on which KVCO has Sold *** Bottles, (2) the date on which KVCO has Sold, in the aggregate, tablets containing *** kilograms of Oxycodone API and (3) and ***; (C) if as of ***, KVCO has Sold fewer than *** Bottles and, in the aggregate, tablets containing less than *** kilograms of Oxycodone API, the License Term shall be extended to the earliest to occur of (1) the date on which KVCO has Sold *** Bottles, (2) the date on which KVCO has Sold, in the aggregate, tablets containing *** kilograms of Oxycodone API and (3) and ***; and (D) if as of ***, KVCO has Sold fewer than *** Bottles and, in the aggregate, tablets containing less than *** kilograms of Oxycodone API, the License Term shall be extended to the earliest to occur of (1) the date on which KVCO has Sold *** Bottles (2) the date on which KVCO has Sold, in the aggregate, tablets containing *** kilograms of Oxycodone API and (3) and ***. If the License Term is extended pursuant to any one or more of clauses (A) through (D) above, in no event shall KVCO Sell more Bottles or a greater amount of Oxycodone API than the amount specified in the last applicable clause. The date on which this License terminates is referred to herein as the

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“License Termination Date.” For purposes of determining the total number of Bottles Sold or kilograms of Oxycodone API utilized for any purpose hereunder (including for the purpose of determining the Maximum Number of Bottles or the Maximum Kilos), the number of Bottles shall include any Bottles Sold or otherwise disposed of to customers by KVCO, but shall not include any Bottles that are returned, recalled or otherwise rejected before the License Termination Date. For the purpose of clarity, KV’s right to replace returned, recalled or otherwise rejected KV Products shall not exceed the Maximum Number of Bottles or the Maximum Kilos. For purposes hereof, the terms “Sale,” “Sell,” “Selling” or “Sold” mean selling by KVCO to a third party bona fide purchaser for commercial sale. Notwithstanding anything to the contrary contained herein, this Patent License Agreement shall automatically terminate prior to the License Commencement Date upon the Effective Date of the Distribution and Supply Agreement being entered into by the Parties simultaneously herewith (such date referred to herein as the “PLA Termination Date”), and in no event shall both this Patent License Agreement and the Distribution and Supply Agreement be effective at the same time.
               For the avoidance of doubt, KVCO shall have no right to grant sublicenses under the License granted to it under this Section 1(a) or any other provision of this Patent License Agreement. Except with respect to the Sale of KV Products specifically permitted by this Patent License Agreement, nothing in this Section 1(a) or in any provision of this Patent License Agreement or any of the Settlement Documents shall be construed to be a grant of any rights, licenses or covenants, whether express, implied or otherwise, by any or all of the Purdue Companies or their Affiliates to KV, KVCO or any of their Affiliates with respect to the manufacture, use, offer for sale, sale, import or supply of pharmaceutical products, or any components, portions, ingredients or excipients relating thereto, on behalf of or to third parties.
               (b) Immediately upon the occurrence of the License Termination Date, all solicitations for Sale, offers to Sell, Sales and shipments of KV Products into interstate commerce for commercial sale in the United States by or on behalf of KVCO under the License shall cease as set forth in

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Section 2 hereof. Notwithstanding anything to the contrary set forth in this Patent License Agreement, KV shall not, and shall not permit any Affiliate or other third party to, replace any returned, recalled or otherwise rejected KV Products after the License Termination Date, regardless of whether any such return, recall or other rejection occurred prior to, on or after the License Termination Date. Nothing herein will prohibit KV from making, having made, using, Selling, or offering for Sale, any KV Products, after the Terminal Date and subject to the provisions of the Settlement Documents.
               (c) Except as expressly granted herein, no other right, written or oral license or sublicense, covenant not to sue, waiver or release of future infringement or other written or oral authorization is granted or implied by this Patent License Agreement. For the avoidance of doubt, the Purdue Companies reserve all rights not expressly granted herein, including the right to sue for patent infringement for sales that are not permitted pursuant to the License. In addition, KV acknowledges and agrees that nothing herein shall preclude the Purdue Companies, for themselves or through an Affiliate or a third party acting on their behalf, from soliciting offers for sale, offering for sale, selling, shipping or causing to be shipped any controlled-release oxycodone product, including oxycodone products marketed and sold under NDA No. 20-553.
               (d) No activity by KVCO with respect to the making, having made, using, offering to sell, selling, shipping, distributing or importing of any (a) KV Product and (b) any other pharmaceutical product or ingredient, shall be authorized under this Section 1, and no determination that any patent rights of the Purdue Companies in the ’042 Patent or any other intellectual property have been terminated or exhausted may be based on any activity by KVCO whatsoever unless and solely to the extent that such activity relates to an authorized sale of a KV Product expressly permitted and authorized under this Section 1.
               (e) In consideration of the License granted herein, KV agrees to pay to the Purdue Companies a royalty (the “Royalty”) equal to *** percent (***%) of KVCO’s Net Sales (as defined herein) from the

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Sale of KV Products by KVCO or any party acting on KV’s behalf, determined in accordance with United States generally accepted accounting principles consistently applied (and derived from KV’s audited financial statements to the extent possible). KV shall pay such Royalty to the Purdue Companies in United States dollars in cash, or by wire transfer to an account designated in writing by the Purdue Companies (x) within forty-five (45) days following the end of each period of each calendar quarter during the License Term (each, a “License Quarter”) with respect to Net Sales under the License derived during the immediately preceding License Quarter, and (y) in any event within thirty (30) days following the License Termination Date with respect to any Net Sales under the License for which payment has not yet been made. For clarity, License Quarters shall mean the three (3) month periods ending on each March 31, June 30, September 30 and December 31 during the License Term and the first License Quarter during the License Term shall consist of the period from the License Commencement Date to the first to occur of March 31, June 30, September 30 or December 31 of such year. KV shall pay interest on any and all amounts not paid when due under this Patent License Agreement (including any amount owing pursuant to any other provision set forth in this Patent License Agreement) at a rate equal to the lesser of (i) *** percent (***%) above the prime rate reported in The Wall Street Journal (Eastern Edition) on the date such Royalty was due, but not less than *** percent (***%), and (ii) the maximum permissible rate under the law. Such interest shall accrue from the date such payment was originally due. Each Royalty payment by KV hereunder shall be accompanied by a certificate (a “Royalty Certificate”) from the Chief Executive Officer or Chief Financial Officer of KV certifying as to (i) the number of Bottles of KV Products in each dosage strength Sold by KVCO during the License Quarter for which the Royalty is being paid, (ii) the amount of kilograms of Oxycodone API included in the KV Products Sold by KVCO during the License Quarter for which the Royalty is being paid, (iii) the Net Sales derived from the Sale of such Bottles and (iv) the amount of the Royalty payable with respect to such Net Sales. If the Purdue Companies dispute the Net Sales and/or Royalty amounts set forth in the Royalty Certificate, such dispute shall be resolved in accordance with Section 1(f). In addition, KV

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shall deliver a report to the Purdue Companies for each calendar month during the License Term that summarizes the following: (i) the total number of Bottles shipped, on a dosage strength by dosage strength basis, for such month; (ii) the number of returns, on a dosage strength by dosage strength basis, during such month; (iii) the differences between the number of Bottles shipped and returns for each month, on a dosage strength by dosage strength basis; (iv) the total number of Bottles shipped, on a dosage by dosage strength basis, since the License Commencement Date; (v) the number of returns, on a dosage by dosage strength basis since the License Commencement Date; and (vi) the difference between (iv) and (v), on a dosage strength by dosage strength basis (each a “Monthly Report”). KV shall deliver each Monthly Report to the Purdue Companies no later than ten (10) days after the end of the month that such Monthly Report covers to the attention of: Executive Vice President, CFO of Purdue Pharma L.P., One Stamford Forum, 201 Tresser Boulevard, Stamford, CT 06901-3431. For purposes of this Patent License Agreement, “Net Sales” shall mean the gross amount invoiced for the sale or other disposition of the KV Products less the following amounts: (a) sales and excise taxes, value added taxes, and duties which fall due as a direct consequence of such sales and any other governmental charges imposed upon the importation, use or sale, but only to the extent that such taxes and duties are (i) actually included and itemized in the gross amounts invoiced to and specifically paid by the purchaser over and above the usual selling price, (ii) not recovered or recoverable, and (iii) not income taxes or franchise taxes or taxes in lieu thereof; (b) trade, sales, trade show, quantity and cash discounts and stocking allowances, except to the extent such discounts are greater than they otherwise would be for similar products sold in similar competitive markets in order to gain, maintain or otherwise facilitate sales of any of KV’s or its Affiliates’ other products; (c) credits to customers for purchaser returns, returned goods allowances, billing and shipping errors, recalls, rejected goods and damaged goods; (d) price adjustments, including those on customer inventories following price changes; (e) allowances or credits to customers on account of withdrawal, recall or return; and (f) rebates, PBM administrative fees and

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wholesaler chargebacks or similar credits or payments granted to customers pursuant to contract or otherwise, including those granted to government agencies.
               (f) (i) The Purdue Companies shall have the right to engage Deloitte & Touche Financial Advisory Services LLP, or another independent certified public accounting firm chosen by the Purdue Companies and reasonably acceptable to KV (a “CPA Firm”), to conduct an audit of KVCO for the purposes of confirming compliance with this Patent License Agreement including the Net Sales and Royalty for the period for which the Royalty is being paid.
                    (ii) The CPA Firm shall be given access to and shall be permitted to examine and copy such books and records of KVCO as it shall request upon five (5) business days’ notice having been given by the Purdue Companies, during regular business hours, for the purpose of determining compliance with this Patent License Agreement including the Net Sales and Royalty amounts. Prior to any such examination taking place, the CPA Firm shall enter into a confidentiality agreement reasonably acceptable to KV with respect to the information to which they are given access.
                    (iii) If the CPA Firm determines that the Net Sales or Royalty amounts set forth in the Royalty Certificate are incorrect, then the Purdue Companies and KV shall be entitled to receive a full written report of the CPA Firm with respect to its findings. Absent manifest error by the CPA firm, the determination by the CPA Firm following such audit shall be final and binding on the Parties.
                    (iv) Upon completion of the CPA Firm’s audit, KV shall pay to the Purdue Companies the Royalty amount determined by the CPA Firm. If the report of the CPA Firm shows that the Royalty to which the Purdue Companies is entitled differs from the Royalty amount reflected by KV in the Royalty Certificate by *** percent (***%) or more, then in addition to the payment of the Royalty amount and late payment interest in accordance with Section 1(e), KV shall be responsible for the fees and expenses of the CPA Firm in performing such audit. If the CPA Firm confirms that the Royalty amount reflected by KV

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in the Royalty Certificate is correct, the Purdue Companies shall be responsible for the fees and expenses of the CPA Firm in performing such audit.
          2. Commencement Date and Termination Date. (a) The provisions of this Patent License Agreement shall become effective on the License Commencement Date. This Patent License Agreement and all rights granted to KV under the License will terminate on the License Termination Date. From and after the License Termination Date until the Terminal Date, KV shall prohibit any third party, for or on its behalf, from soliciting offers for, offering to Sell, Selling, shipping, or causing to be shipped or distributed, or indemnifying others regarding or participating in the profits of others arising from the Sale of, any KV Products into interstate commerce for commercial sale in the United States. Promptly after the License Termination Date, KV and its Affiliates shall destroy any inventories of the KV Products remaining on the License Termination Date. Promptly following the License Termination Date, KV shall deliver to the Purdue Companies a certificate from the Chief Executive Officer or Chief Financial Officer of KV certifying (i) that KV ceased directly or indirectly soliciting offers for, offering to Sell, Selling, shipping or causing to be shipped, or facilitating in any manner, or indemnifying others regarding or participating in the profits of others arising from the Sale of, any controlled-release oxycodone product described in or covered by the KV ANDA or that otherwise infringes any of the claims of the ’042 Patent, into interstate commerce for commercial sale in the United States on or before the License Termination Date, (ii) that no Sales above the Maximum Number of Bottles or Maximum Kilos were made by KV prior to the License Termination Date, and (iii) that all inventories of KV Products in KV’s possession or control and remaining on the License Termination Date have been destroyed. The certifications of KV referred to above shall be delivered two (2) business days following the License Termination Date.
               (b) KV acknowledges and agrees that KV’s violation or breach of Section 1(a) or 1(b) of this Patent License Agreement or its material breach of any other provision of this Patent License Agreement would cause the Purdue Companies to suffer substantial damages and irreparable harm that

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could not adequately be remedied by an action at law. Accordingly, KV agrees that the Purdue Companies will be entitled to specific performance or preliminary or permanent injunctive relief without the requirement of posting a bond in any action, hearing, litigation or suit for violation or breach of this Patent License Agreement, such rights and remedies being in addition to all other rights and remedies available to the Purdue Companies at law, in equity or otherwise, and KV will not assert in opposition to the Purdue Companies’ request for any equitable relief that the Purdue Companies have an adequate remedy at law. KV hereby waives and agrees, on behalf of itself and its Affiliates, not to raise or assert as a defense or counterclaim in any action brought by the Purdue Companies to enforce KV’s obligations hereunder, any contention of non-infringement, invalidity or unenforceability of the 5,508,042 Patent, or that the 5,226,331 Patent, the 5,549,912 Patent or the 5,656,295 Patent were invalid or unenforceable and could not have been infringed during their respective terms, or any contention under Federal or state antitrust or unfair competition laws. In addition to the foregoing rights and reservations, and in addition to any other rights the Purdue Companies may have, should KVCO (or any other party acting on its behalf) ship any KV Products into interstate commerce for commercial sale in the United States in excess of the Maximum Number of Bottles or Maximum Kilos before the License Commencement Date or after the License Termination Date but prior to the Terminal Date (in either case, “Excess Sales”), the Purdue Companies shall have the right to receive, and KV agrees promptly to pay the Purdue Companies (without any waiver or offset by the Purdue Companies of any right to further damages), an amount equal to $*** for each kilogram (or pro rata amount for any portion thereof) of Oxycodone API of Excess Sales sold; provided, however, that the rate per kilogram payable by KV shall be increased by a percentage equal to the amount of any Purdue Company-announced percentage increase, subsequent to the date hereof, in the price of the wholesale acquisition cost of OxyContin®.
               (c) (i) In addition to the audit rights set forth in Section 1(f), the Purdue Companies shall have the right to engage the CPA Firm to conduct an audit of KVCO at any time after the License Termination Date for the purposes of confirming that no Sales of KV Products resulted in Excess

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Sales. Subject to entering into a confidentiality agreement reasonably acceptable to KV, the CPA Firm shall be given access to and shall be permitted to examine and copy such books and records of KVCO as it shall request, including DEA 222 forms, upon five (5) business days’ notice having been given by the Purdue Companies, during regular business hours, for the purpose of reporting to the Parties that no Sales of KV Products resulted in Excess Sales.
                    (ii) Whether or not the CPA Firm determines that Sales of KV Products resulted in Excess Sales, KV and the Purdue Companies shall be entitled to receive a full written report of the CPA Firm with respect to its findings. The determination by the CPA Firm following such audit shall be final and binding on the Parties unless KV or the Purdue Companies challenges the findings of the CPA firm. In the event KV or the Purdue Companies challenges the findings of the CPA Firm, the Parties shall submit such findings to a binding arbitrator mutually acceptable to both Parties and the findings of such arbitrator shall be binding upon the Parties.
                    (iii) If the report of the CPA Firm shows that Sales of KV Products resulted in Excess Sales, KV shall pay to the Purdue Companies (A) the amount specified in Section 2(b) for such Excess Sales and (B) the fees and expenses of the CPA Firm. If the CPA Firm reports that no such Sales resulted in Excess Sales, the Purdue Companies shall pay the fees and expenses of the CPA Firm. KV shall cooperate with the CPA Firm in conducting such audit, including by providing books and records, including DEA 222 forms, relating to its Sale and manufacture of KV Products.
          3. Food and Drug Administration. (a) Within ten (10) days after the Effective Date, KV shall submit to the FDA, with a copy to the Purdue Companies, pursuant to 21 C.F.R. § 314.94(a)(12)(v), a statement that KV has been granted a license pursuant to the terms of this Patent License Agreement.
               (b) Within ten (10) days after the Consent Judgment Date, KV shall submit to the FDA, with a copy to the Purdue Companies, pursuant to 21 C.F.R. § 314.107(e), a copy of the Consent

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Judgment or, if the Consent Judgment is not entered, such other document as is executed by the District Court dismissing the Action. Pursuant to 21 C.F.R. § 314.94(a)(12)(viii)(A), within five (5) days after the License Termination Date or two (2) days after KV receives the Initial Supply Amount or Equivalent Supply Amount pursuant to the Distribution and Supply Agreement. KV shall submit to the FDA, with a copy to the Purdue Companies, an amendment to KV’s certifications in the KV ANDA with respect to the ’042 Patent, changing those certifications to certifications under 21 C.F.R. § 314.94(a)(12)(i)(A)(3) and unconditionally requesting that the FDA promptly change the requested approval of the KV ANDA to a tentative approval and, if the KV ANDA has received effective approval, such approval be rescinded, and instead a tentative approval granted. Within five (5) days of receipt, KV shall provide copies to the Purdue Companies of any response by the FDA to said request. From and after the date on which, following the entry of a district court judgment in another case or proceeding after the Effective Date, each and every asserted claim of the ’042 Patent is either (I) unenforceable or (II) invalid, nothing herein will prohibit KV from filing or maintaining with respect to the KV Products a certification, including a certification based on invalidity or unenforceability, pursuant to 21 U.S.C. § 355(j)(2)(A)(vii)(IV) and 21 C.F.R. § 314.94 (a)(12)(i)(A)(4); provided, however, that if there is a vacatur or reversal of the district court judgment referred to above, then within ten (10) days after such vacatur or reversal, KV shall submit to the FDA, with a copy to the Purdue Companies, an amendment to KV’s certifications and requests to the FDA specified in the second sentence of this Section 3(b).
               (c) KV acknowledges and agrees that (i) it assumes all risks that it will not be able to Sell the Maximum Number of Bottles or the Maximum Kilos during the License Term for any reason; and (ii) if any Governmental Entity (as described below) takes action (a “Governmental Action”) to prevent or restrict the manufacture, marketing, sale, distribution or substitution of KV Products or otherwise inhibits or interferes with KV’s ability, in connection with this Patent License Agreement or in any other respect, to Sell the KV Products, such inability may not form the basis for any claim for legal or

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equitable relief by KV against any of the Purdue Companies or any of their Affiliates or any third party acting on their behalf (including a claim under this Patent License Agreement or any of the Settlement Documents) or a basis for amendment of this Patent License Agreement, and this Section 3(c) shall be effective notwithstanding any allegation or evidence that the Governmental Action was caused, directly or indirectly, by any action by or on behalf of any of the Purdue Companies or their Affiliates. For purposes of this Patent License Agreement, “Governmental Entity” shall be defined as any federal, state, county, local, municipal or other entity, department, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal, official or officer, exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government, including the Drug Enforcement Administration (“DEA”) or the FDA.
          4. Registration. KV will be responsible for, and will bear all costs involved in respect of, the registration of the KV Products with any Governmental Entity.
          5. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS PATENT LICENSE AGREEMENT OR IN THE SETTLEMENT AGREEMENT, NEITHER PARTY NOR THEIR AFFILIATES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, INCLUDING (1) FOR THE PURDUE COMPANIES, WITH RESPECT TO THE PURDUE PATENTS OR ANY LICENSE GRANTED BY ANY OF THE PURDUE COMPANIES HEREUNDER, OR (2) ANY MATERIALS OR INFORMATION PROVIDED BY SUCH PARTY OR ANY OF ITS AFFILIATES UNDER THIS PATENT LICENSE AGREEMENT OR THE SETTLEMENT AGREEMENT, OR (3) WITH RESPECT TO ANY PRODUCTS OR SERVICES OF EITHER PARTY HERETO OR THEIR AFFILIATES. FURTHERMORE, UNLESS EXPRESSLY STATED IN THIS PATENT LICENSE AGREEMENT OR IN THE SETTLEMENT AGREEMENT, NOTHING IN THIS

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PATENT LICENSE AGREEMENT OR THE SETTLEMENT AGREEMENT SHALL BE CONSTRUED AS A WARRANTY THAT ANY PATENT, THE PRACTICE OF ANY INVENTION CLAIMED IN ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE ’042 PATENT OR ANY LICENSE GRANTED BY ANY OF THE PURDUE COMPANIES DO NOT, OR THE MAKING, HAVING MADE, USING, SELLING, OFFERING FOR SALE OR IMPORTING OF KV PRODUCTS BY ANY PERSON DOES NOT, INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. IT IS HEREBY AGREED AND ACKNOWLEDGED BY KV THAT THE PURDUE COMPANIES ARE GIVING NO GUARANTEE OR WARRANTY, EXPRESS OR IMPLIED, TO KV IN RELATION TO THE SAFETY OR THERAPEUTIC EFFECTIVENESS OF THE KV PRODUCTS OR THE VALIDITY OR ENFORCEABILITY OF ANY INTELLECTUAL PROPERTY RIGHTS. FURTHER, KV WILL NOT GIVE ANY SUCH GUARANTEE OR WARRANTY TO ANY THIRD PARTIES ON BEHALF OF THE PURDUE COMPANIES.
          6. Bankruptcy. The License is, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title XI of the United States Code (the “Bankruptcy Code”), a license of rights to “intellectual property,” as defined in Section 101(56) of the Bankruptcy Code.
          7. Indemnification. (a) KV shall defend, indemnify and hold harmless the Purdue Companies, their Affiliates and their respective owners, directors, officers, agents and employees of each of them (collectively, the “Purdue Parties”), from and against any and all expenses (including reasonable attorneys’ fees), demands, liabilities, damages or money judgments (“Losses”) incurred by or rendered against the Purdue Parties resulting from (i) any claim, action or proceeding by any third party arising out of the making, use, offer for sale, sale, marketing, shipping or distribution of the KV Products or any products previously made, used, offered for sale or sold, marketed, shipped or distributed under the KV ANDA, (ii) any claim, action or proceeding by any third party arising out of any material breach by KV of any of its

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representations, warranties, covenants or agreements made under this Patent License Agreement and (iii) any action against any of the Purdue Parties based upon the dissemination of information concerning any product which contains oxycodone.
               (b) The Purdue Companies shall defend, indemnify and hold harmless KV, its Affiliates, and the respective directors, officers, agents and employees of each of them (collectively, the “KV Parties”), from and against any and all Losses incurred by or rendered against the KV Parties resulting from (i) any claim, action or proceeding by any third party arising out of the sale by the Purdue Companies of their controlled-release oxycodone products, and (ii) any claim, action or proceeding by any third party arising out of any material breach by the Purdue Companies of any of their representations, warranties, covenants or agreements made under this Patent License Agreement.
               (c) The provisions of this Section 7 shall not apply to any claims made by either Party or by third parties under Federal or state antitrust or unfair competition laws.
          8. Purdue Companies’ Representations and Warranties. The Purdue Companies hereby represent and warrant as of the Effective Date that: (i) each of them has all necessary partnership or corporate, as applicable, power and authority to execute and deliver this Patent License Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Patent License Agreement have been duly and validly authorized by each of them; (ii) upon execution and delivery of this Patent License Agreement by each of the Purdue Companies, this Patent License Agreement shall constitute the legal, valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and other general equitable principles which may limit the right to obtain certain remedies; and (iii) the Purdue Companies or their Affiliates collectively own all right, title and interest in and to each and every patent and/or patent application within the Purdue U.S. Patent Family, and have not granted or otherwise transferred to any third party any right to enforce any

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

patent or patent applications included in the Purdue U.S. Patent Family, or any right to practice any patent or patent applications included in the Purdue U.S. Patent Family that would conflict with the License granted to KV hereunder.
          9. KV’s Representations and Warranties. KV hereby represents and warrants as of the Effective Date that: (i) it has all necessary corporate power and authority to execute and deliver this Patent License Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Patent License Agreement have been duly and validly authorized by it; (ii) upon execution and delivery of this Patent License Agreement by KV, this Patent License Agreement shall constitute the legal, valid and binding agreement of KV and its Affiliates, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and other general equitable principles which may limit the right to obtain certain remedies; (iii) the only dosage strengths for which KV has requested approval from the FDA with respect to controlled-release oxycodone products are 10mg, 15mg, 20mg, 30mg, 40mg, 60mg and 80mg; (iv) no Affiliate of KV has offered to Sell, Sold, marketed, shipped, distributed or imported the KV Products; and (v) KV has not appointed any third party to make, have made, use, offer to Sell, Sell, market, ship, distribute or import the KV Products.
          10. Termination. In the event of a material breach by KV of this Patent License Agreement or the Settlement Agreement, the Purdue Companies will have the right to terminate this Patent License Agreement upon written notice to KV, such termination to take effect immediately upon the delivery of such notice to KV. With respect to all other terminations of this Patent License Agreement, except for material breach as provided for in the immediately preceding sentence, this Patent License Agreement shall automatically terminate and be of no further force or effect in the event that (i) the Settlement Agreement is no longer in full force or effect or (ii) KV or any party acting on its behalf or

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

succeeding to its rights attempts to reject, avoid or disavow the Settlement Agreement or any of the other Settlement Documents.
          11. No Assignment. This Patent License Agreement is binding upon and shall inure to the benefit of each Party hereto and each of its successors and permitted assigns. KV may not assign (by way of merger, acquisition, statute, operation of law or otherwise), in whole or in part, any of its rights or obligations under this Patent License Agreement (an “Assignment”) without the prior written consent of the Purdue Companies, which consent may be withheld in the Purdue Companies’ sole discretion; provided, however, that, in the event such consent is granted, no such Assignment shall in any manner limit or impair the obligations of KV hereunder; and provided further, however, that any party that acquires this Patent License Agreement as a result of such Assignment and any Affiliate of such party will thereby become subject to the terms and conditions of this Patent License Agreement. If notwithstanding the above, there is a Change of Control of KV, this Patent License Agreement shall be deemed to be assigned and each person or entity directly or indirectly controlling KV and each Affiliate of such person or entity shall become subject to the terms and conditions of this Patent License Agreement and shall agree in writing to be bound hereby and KV shall remain primarily liable for the performance of all its obligations under this Patent License Agreement and for causing its assignees to act in a manner consistent herewith. For purposes of this Section 11, “Change of Control” shall mean the transfer or disposition (including by way of merger, acquisition, consolidation, sale of stock, sale of assets, operation of law or otherwise), directly or indirectly, of more than 50% of the total assets, equity interests, or voting power of KV. Any Assignment, attempted Assignment or assignment of the rights granted hereunder, by KV, in contravention of the provisions of this Section 11 shall be void and shall have no force or effect. In the event that the Purdue Companies (or any of their respective successors and assigns) sells or assigns (other than in connection with the grant of a security interest) the ’042 Patent to any other person or entity, such person or entity shall agree to assume the

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obligations of the Purdue Companies under this Patent License Agreement in writing as a condition to such acquisition.
          12. Entire Agreement. This Patent License Agreement, along with the Settlement Agreement and the documents referred to herein and therein, set forth the entire agreement and understanding among the Parties hereto as to the subject matter hereof and supersede all other documents, oral consents or understandings, if any, made between the Purdue Companies and KV (excluding any agreements or stipulations endorsed by court order) before the date hereof with respect to the subject matter hereof. None of the terms of this Patent License Agreement shall be amended or modified except in a writing signed by each of the Parties hereto. To the extent there is an inconsistency between any provisions of this Patent License Agreement and the Settlement Agreement, the provisions of the Settlement Agreement shall govern. The Parties acknowledge that there have been a number of drafts of this Patent License Agreement exchanged between them prior to the Parties’ agreement on the final version of this Patent License Agreement which has been executed by them. The Parties expressly agree that all such prior drafts have been superseded by this executed Patent License Agreement and shall not be used in any dispute between the Parties as evidence with respect to interpreting the meaning of any provision of this Patent License Agreement.
          13. Enforceability. Any term or provision of this Patent License Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Patent License Agreement in such jurisdiction or in any other jurisdiction.
          14. Governing Law. This Patent License Agreement, and the rights and obligations created hereunder, shall be governed by and interpreted according to the substantive laws of the State of New York without regard to its choice of law or conflicts of law principles.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          15. Notices. Any notice required under this Patent License Agreement shall be in writing and shall be given (and shall be deemed to be duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
If to any of the Purdue Companies:
Purdue Pharma L.P.
One Stamford Forum
201 Tresser Boulevard
Stamford, CT 06901-3431
Attention: General Counsel
Fax No.: (203) 588-6204
with a copy to:
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, NY 10112
Attention: Stuart D. Baker
Fax No.: (212) 489-7130
If to KV:
KV Pharmaceutical Company
2503 South Hanley Road
St. Louis, Missouri 63144
Attention: Paul Brady
Fax No.: (314) 644-2419
with a copy to:
Locke Lord Bissell & Liddell
3 World Financial Center
New York, New York 10281-2101
Attention: John F. Sweeney
Fax No.: (212) 303-2754
          16. Effect of Waiver. A waiver by any Party of any term or condition of this Patent License Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any other instance in the future (whether similar or dissimilar) or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Patent License

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Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of any of the Parties.
          17. Legal Advice; Investigation. Each of the Parties agrees that it has received independent legal advice from its attorneys with respect to the rights and asserted rights arising out of this Patent License Agreement and the Settlement Agreement. Each of the Parties further agrees that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Patent License Agreement, prior to the execution hereof.
          18. Counterparts. This Patent License Agreement may be executed in counterparts (including by facsimile or other electronic transmission), and each fully executed counterpart shall be deemed an original of this Patent License Agreement.
          19. Enforcement of Patents. Purdue shall have the sole right, but no obligation to enforce any of the patent and/or patent applications within the Purdue U.S. Patent Family and to retain any recoveries in such actions. KV shall not have any right to participate in any such actions.
          20. Definitions. The definitions of the terms herein apply equally to the singular and plural of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and (B) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Patent License Agreement in its entirety and not to any particular provision hereof.
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Patent License Agreement Signature Page
          IN WITNESS WHEREOF, each of the Parties has caused this Patent License Agreement to be executed as of the date first written above by its duly authorized officer or agent.

PURDUE PHARMA L.P.
By:	Purdue Pharma Inc., its general partner
By:	/s/ Edward B. Mahony
	Name:	Edward B. Mahony
	Title:	EVP, CFO & Treasurer

THE P.F. LABORATORIES, INC.
By:	/s/ Edward B. Mahony
	Name:	Edward B. Mahony
	Title:	EVP, CFO & Treasurer

PURDUE PHARMACEUTICALS L.P.
By:	Purdue Pharma Inc., its general partner
By:	/s/ Edward B. Mahony
	Name:	Edward B. Mahony
	Title:	EVP, CFO & Treasurer

KV PHARMACEUTICAL COMPANY
By:	/s/ Paul T. Brady
	Name:	Paul T. Brady
	Title:	Corporate Vice President, B.D.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1
to Patent License Agreement

Maximum Total
Number of Bottles
Dosage Strength	During License Term*
10 mg	***
15 mg	***
20 mg	***
30 mg	***
40 mg	***
60 mg	***
80 mg	***

*	If KV is unable to sell any Bottles of a dosage strength shown in the chart above, the Maximum Number of Bottles of the remaining dosage strengths will be adjusted proportionately; provided that the total kilograms of Oxycodone API included in the tablets contained in such Bottles may not exceed ***. In lieu of the foregoing, KV at its option may reallocate Bottles among the dosage strengths set forth in the chart by up to ***% of the Total Number of Bottles set forth for each dosage strength; provided that the total number of Bottles shall not exceed *** Bottles and provided further that the total kilograms of Oxycodone API included in the tablets contained in such Bottles may not exceed ***.
If the numbers of Bottles for which the License is granted are reduced in accordance with the provisions of Section 1(a), the allocation of Bottles set forth on Schedule 1 and the limitation on the total kilograms of Oxycodone API included in the tablets contained in such Bottles shall be reduced as set forth in Section 1(a).
Notwithstanding the foregoing, in no event may the total kilograms of Oxycodone API contained in the total number of Bottles exceed the amounts specified in Section 1(a).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.